UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 7, 2013

NUANCE COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36056	94-3156479
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Wayside Road

Burlington, Massachusetts 01803

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number including area code: (781) 565-5000

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 7, 2013, Nuance Communications, Inc. (the “Company”) entered into a Nomination and Standstill Agreement (the “Agreement”) with High River Limited Partnership, Hopper Investments LLC, Barberry Corp., Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Partners Master Fund II LP, Icahn Partners Master Fund III LP, Icahn Enterprises G.P. Inc., Icahn Enterprises Holdings L.P., IPH GP LLC, Icahn Capital LP, Icahn Onshore LP, Icahn Offshore LP, and Beckton Corp. (collectively, the “Icahn Group”), pursuant to which the Icahn Group agreed to certain standstill provisions and the Company agreed to appoint and nominate two persons designated by the Icahn Group (the “Icahn Designees”) to the Company’s Board of Directors (the “Board”). The following is a summary of the terms of the Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached as Exhibit 99.1 and is incorporated herein by reference.

Under the terms of the Agreement, the Icahn Group has agreed not to solicit proxies regarding any matter to come before the 2014 annual meeting of stockholders (the “2014 Annual Meeting”), including for the election of directors. Among other standstill provisions, the Icahn Group has also agreed that during the Standstill Period the Icahn Group will not acquire or otherwise beneficially own more than 20% of the Company’s issued and outstanding voting stock. The Agreement defines the “Standstill Period” as the period beginning October 7, 2013 and ending on the later of (a) the conclusion of the Company’s 2014 Annual Meeting and (b) the date on which there is no Icahn Designee on the Board.

Pursuant to the terms of the Agreement, on October 7, 2013, the Company increased the size of its Board from nine to eleven members and appointed Brett Icahn and David Schechter to the Board as the Icahn Designees. In addition, the Company has agreed to include the Icahn Designees in its slate of nominees for election to the Board at the 2014 Annual Meeting and use its reasonable best efforts to cause their election, including recommending that the Company’s stockholders vote in favor of the Icahn Designees.

For any annual meeting after the 2014 Annual Meeting, the Company must notify the Icahn Group in writing no less than 45 calendar days in advance of the Company’s advance notice deadline if either or both of the Icahn Designees will not be nominated by the Company for election as a director at such annual meeting. If the Company chooses to nominate an Icahn Designee, the Company has agreed to use reasonable best efforts to cause the election of such Icahn Designee.

In conjunction with the Agreement, the Company and the Icahn Group have also entered into a Confidentiality Agreement, a copy of which is attached as Exhibit 99.2 and is incorporated herein by reference.

The Icahn Designees will receive the same compensation and indemnification as the Company’s other non-employee directors as described in the Company’s Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on December 14, 2012, and Annual Report on Form 10-K, filed with the Securities and Exchange Commission on November 29, 2012.

A copy of the joint press release issued by the Company and the Icahn Group regarding these events is attached hereto as Exhibit 99.3.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Nomination and Standstill Agreement Dated October 7, 2013 by and between Nuance Communications, Inc., High River Limited Partnership, Hopper Investments LLC, Barberry Corp., Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Partners Master Fund II LP, Icahn Partners Master Fund III LP, Icahn Enterprises G.P. Inc., Icahn Enterprises Holdings L.P., IPH GP LLC, Icahn Capital LP, Icahn Onshore LP, Icahn Offshore LP, and Beckton Corp.

99.2	Confidentiality Agreement Dated October 7, 2013 by and between Nuance Communications, Inc., Carl C. Icahn, Brett Icahn, David Schechter, High River Limited Partnership, Hopper Investments LLC, Barberry Corp., Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Partners Master Fund II LP, Icahn Partners Master Fund III LP, Icahn Enterprises G.P. Inc., Icahn Enterprises Holdings L.P., IPH GP LLC, Icahn Capital LP, Icahn Onshore LP, Icahn Offshore LP, and Beckton Corp.

99.3	Press Release dated October 8, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUANCE COMMUNICATIONS, INC.

By:	/s/ Thomas L. Beaudoin
Thomas L. Beaudoin
Executive Vice President and Chief Financial Officer

Dated: October 8, 2013

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Nomination and Standstill Agreement Dated October 7, 2013 by and between Nuance Communications, Inc., High River Limited Partnership, Hopper Investments LLC, Barberry Corp., Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Partners Master Fund II LP, Icahn Partners Master Fund III LP, Icahn Enterprises G.P. Inc., Icahn Enterprises Holdings L.P., IPH GP LLC, Icahn Capital LP, Icahn Onshore LP, Icahn Offshore LP, and Beckton Corp.

99.2	Confidentiality Agreement Dated October 7, 2013 by and between Nuance Communications, Inc., Carl C. Icahn, Brett Icahn, David Schechter, High River Limited Partnership, Hopper Investments LLC, Barberry Corp., Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Partners Master Fund II LP, Icahn Partners Master Fund III LP, Icahn Enterprises G.P. Inc., Icahn Enterprises Holdings L.P., IPH GP LLC, Icahn Capital LP, Icahn Onshore LP, Icahn Offshore LP, and Beckton Corp.

99.3	Press Release dated October 8, 2013.